SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2004

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9310 Broadway, Building I San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 828-7689

Item 3.02.   Unregistered Sales of Equity Securities

On August 11, 2004, the holders of the entire $28 million in aggregate principal amount of the our 6.75% convertible subordinated debentures held by WEDGE Energy Services, L.L.C. and William H. White were converted in accordance with their terms into 6,496,519 shares of our common stock.  We issued those shares without registration under the Securities Act of 1933 in reliance on the exemption that Section 4(2) of that Act provides for transactions not involving any public offering.

Item 8.01  Other Events.

On August 12, 2004, we made a $2,000,000 principal payment on our Collateral Installment Note between Pioneer Drilling Services, Ltd. and Merrill Lynch Capital in the principal amount of $12.6 million as of June 30, 2004, which is due December 2007.  In accordance with paragraph 2. (A) of the Collateral Installment Note, we also gave Merrill Lynch Capital 30 day notice of our intent  to payoff the balance of this note in 30 days from August 11, 2004.

On August 13, 2004, we retired our note payable to Frost National bank in the principal amount of $2.9 million as of June 30, 2004, which was due in March 2007.

On August 17, 2004, we retired our note payable to Frost National Bank in the principal amount of $4.1 million as of June 30, 2004, which was due in August 2007.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

1.1*                Debenture Agreement dated July 3, 2002 by and between WEDGE Energy Services, L.L.C. and Pioneer Drilling Company (Form 8-K filed July 18, 2002 (File No. 1-8182, Exhibit 4.2)).

1.2*                Collateral Installment Note dated December 23, 2002 by and between Pioneer Drilling Services, Ltd. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc. (Form 8-K filed January 3, 2003 (File No. 1-8182, Exhibit 4.10)).

1.3*                Amended and Restated Loan Agreement dated December 15, 2003, between Pioneer Drilling Services, Ltd., Pioneer Drilling Company and The Frost National Bank (Form 10-Q for the quarter ended December 31, 2003 (File No.1-8182, Exhibit 4.1)).

* Incorporated by reference as indicated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President and Chief Financial Officer

Date: August 24, 2004